Exhibit 32.1

1350 CERTIFICATION PURSUANT TO TITLE 18 U.S.C. SECTION 1350

In connection with the Quarterly Report on Form 10-Q of Biota Pharmaceuticals, Inc. (the “Company”) for the quarter ending March 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Russell H. Plumb, as Chief Executive Officer and President of the Company, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 10, 2013	By:	/s/ Russell H Plumb
Russell H Plumb
Chief Executive Officer and President
(Principal Executive Officer and Principal Financial Officer)

The purpose of this certification is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002. This statement is not “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Act or any other federal or state law or regulation.